AGREEMENT


     THIS AGREEMENT is made this 5th day of February, 1997 between NOVA NATURAL RESOURCES CORPORATION, a Colorado corporation
("Nova"), and BRIAN SPILLANE ("Spillane") (Nova and Spillane shall be referred to collectively as the "Purchasers"), and THOMAS F.
KANE ("Kane").

                             RECITALS

     A. Kane is the record and beneficial owner of 626,284 shares of common stock of Nova and 1,098,841 shares of convertible preferred stock of Nova. Kane's shares of Nova common and convertible preferred shall be collectively referred to in this Agreement as the "Shares." Kane is also a director of Nova.

     B. Spillane is a director, the president and a shareholder of Nova. Kane and Robert McDonald, Chairman of the Nova Board of
Directors, own all of the issued and outstanding shares of Nova convertible preferred stock.

     C. Disputes have arisen between Kane and Nova with respect to decisions by the other directors of Nova and to the business operations of Nova. Kane has asserted, inter alia, that the continued operation of Nova are not in the best interests of the owners of Nova convertible preferred stock who, if Nova were liquidated, would receive all of the proceeds in liquidation after
payment to Nova's creditors.   Kane also has asserted that
continuing Nova's business will cause the dissipation of assets which would otherwise be distributable to owners of Nova's convertible preferred stock upon liquidation. As such, Kane has recommended and proposed that Nova be liquidated. Kane has threatened to commence litigation to force the liquidation and dissolution of Nova.

     D. Nova's other directors have disagreed with Kane and determined to continue Nova as a going concern. Nova's other directors have indicated to Kane that they would oppose any attempt to liquidate and dissolve Nova and would contest any litigation commenced by Kane.

     E. Each party acknowledges that the other party has asserted colorable claims, positions and defenses. Nonetheless, the parties agree that any such litigation would be materially detrimental to all parties' interests and to the viability of Nova and to the ability of Nova's management to achieve profitable operations.
Nova and the other directors believe that the continued involvement of Kane in the management of Nova's affairs and the continuation of the parties disputes also would be materially detrimental to Nova's operations, business and shareholders.

     F. The parties acknowledge and believe that a resolution of such claims through the purchase by the Purchasers of the Shares is in the best interests of the parties and Nova's shareholders.

     G. The parties' ability to assess the value of the Shares and an appropriate amount to be paid to Kane for the purchase of the Shares and for settlement of all disputes between and among all the parties is impacted by the value and disposition of a certain cement-grade kaolin mine owned by Nova in Minnesota. Nova is currently in negotiation and has reached a tentative agreement for the sale of the cement-grade kaolin property (the "Cement-Kaolin Property") with Northern Con-Agg, Inc., a Minnesota corporation ("Con-Agg"), for an aggregate purchase price of approximately $700,000, subject to certain adjustments and offsets (the "Kaolin Mine Purchase"). The parties wish to provide for certain adjustments in the purchase price of the Shares and in the payment of that price depending upon the ultimate disposition of the Kaolin Mine Purchase.

     NOW, THEREFORE, the parties agree as follows:

     1. Incorporation of Recitals. The parties acknowledge that the Recitals are a substantive part of, incorporated in and a portion of the consideration for this Agreement,

     2.  Representations and Warranties Concerning the Shares.
Kane warrants and represents that:

          a. The Shares being sold to the Purchasers are composed of 1,098,841 shares of Nova convertible preferred stock and 575,523 shares of Nova common stock owned of record and beneficially by Kane and 50,761 shares of Nova common stock owned of record by Kane Holding, Inc. and beneficially by Kane.

          b. Except for 535,430 shares of Nova common stock owned of record by PKLC II, L.L.C., Kane does not have a beneficial interest or right to control the voting or disposition of any other security issued by Nova and currently outstanding.

          c. Upon execution of this Agreement and at Closing (as hereinafter defined), the Shares shall be free and clear of all liens, security interests, encumbrances, and claims and interests of any person other than Kane.

          d. To the best of Kane's knowledge, the execution, delivery and performance of this Agreement by Kane and his participation in the consummation of the transactions contemplated hereby are within Kane's full legal right, power and authority and do not contravene, permit the termination of or constitute a default (or an event which, with or without the giving of notice or the passage of time, or both, will constitute a default) under any agreement or other instrument binding upon Kane; does not require the approval or consent of any third party; and will not result in the creation or imposition of any lien, charge or encumbrance in favor of any third party upon the Shares. The execution, delivery and performance by Kane of this Agreement do not violate any provision of applicable law or regulations or any judgment, injunction, award, decree or order to which Kane is subject.

          e. Except as otherwise provided in this Agreement, at the date of Closing, Kane will not have incurred for Nova any contractual or other obligation not disclosed and approved by Nova.

          f. The execution and consummation of this Agreement and the sale of the Shares will not violate Section 16 of the Securities Exchange Act of 1934, as amended, any rules or regulations thereunder or any similar state law or regulation.

     3. Purchase and Sale of the Shares. At Closing, Kane shall sell, and Purchasers shall purchase for the price set forth in paragraph 4 and to be paid as set forth in paragraph 5, the Shares in the following amounts:

          Purchaser           Shares Purchased

                              Convertible
                              Preferred      Common

          Nova                895,415        510,342

          Spillane            203,426        115,942

     4.  Purchase Price.

          a. The aggregate purchase price for the Shares shall be $200,000 plus EITHER:

         (1) If, on or before June 1, 1997, the Cement-Kaolin Property is sold, whether by Nova to Con-Agg under the Kaolin Mine Purchase or otherwise, Kane shall be paid an amount equal to 12% of the net proceeds less $13,992 (to be deducted from the last payments received by Nova) from such Purchase as and when received by Nova. Payment to Kane shall be made by check or wire transfer within ten (10) days after each and any such receipt of proceeds by Nova. As used in this Paragraph 4, "net proceeds" shall mean the gross proceeds of the sale of the Kaolin Mine Purchase or after sale of the Cement-Kaolin Property less legal fees, direct sales costs, core test expenses and costs incurred in removing certain personal property from the mine property (not to exceed $35,000 in the aggregate); OR

          (2) If the Cement-Kaolin Property is not sold or if the Kaolin Mine Purchase is not so consummated on or before June 1, 1997, a $.10 per short ton royalty, as an when received by Nova, on sales of kaolin from the Cement-Kaolin Property, up to an aggregate of $70,008.


     b. The parties acknowledge that the purchase price for the Shares was reached and determined by them after consideration, among other matters, of the irreconcilable disputes and conflicts between Kane and Purchasers; the use of a sale of the Shares as a settlement of such disputes and conflicts and related avoidance of litigation; differing valuations of Nova as a going concern and in liquidation; the fact that the preferred stock is not registered and is not freely tradeable; and the lack of a significant market for Nova securities and difficulty of disposing of a large block of Nova stock.

     5. Closing. Closing of the purchase and sale of the Shares shall take place no later than three (3) business days after the execution of this Agreement at a time and place mutually agreed by the parties. At Closing:

          a. Kane shall (a) endorse appropriately and deliver to the pertinent Purchasers certificates representing the Shares, or if necessary, provide appropriately endorsed certificates for delivery to Nova's transfer agent and reissuance to the pertinent Purchasers, or, if such certificates cannot be produced, provide a lost certificate bond in form satisfactory to Nova's transfer agent, and (b) deliver a letter of resignation as a director of Nova.

          b. The Purchasers shall deliver to Kane cashier's checks or cash in the aggregate of $200,000 in the following increments:
Nova (as part of its purchase price) -- $150,000; Spillane (for his entire purchase price) -- $50,000. The balance of the purchase price by Nova shall be paid as provided in Paragraph 4(a).

     6. Cancellation of Kane Options. Effective upon Closing, and without any other action by any party, all options to purchase Nova securities owned of record by Kane shall be canceled and of no further effect.

     7. Nova Representations and Warranties. Nova represents and warrants to Kane that:

          a. Nova has the power and authority to execute, acknowledge and deliver this Agreement, to consummate the transactions contemplated hereby, and to take all other actions required to be taken by it under this Agreement.

          b. Nova has taken, or by Closing will have taken, all actions required by law, its Articles of Incorporation, its Bylaws and otherwise to authorize the execution, acknowledgment and delivery of this Agreement.

          c. This Agreement is valid and binding upon Nova in accordance with its terms.

          d. The execution and performance of this Agreement and the purchase of Kane's stock by Nova will not violate the provisions of the Colorado Business Corporation Act relating to redemption or repurchase of stock.

     8. Due Diligence. The parties acknowledge and represent that each has been, or has had the opportunity to be, represented by counsel in all transactions contemplated by this Agreement and has had the opportunity to conduct all due diligence activities necessary in connection with the negotiation, execution and compliance with this Agreement.

     9. Release by Kane. Except as provided in this Agreement, upon Closing, Kane, his representatives, agents, affiliates and predecessors (collectively, "Kane") release and forever discharge Nova and its officers, directors, employees, agents, attorneys, representatives, predecessors and successors (collectively, "Nova") of and from all manner of actions, causes of action, suits, debts, covenants, accounts, damages, liabilities, losses, costs, expenses and claims of any nature, in law or equity, known or unknown, accrued or unaccrued, suspected or claimed, which Kane ever had, now has or hereafter may have or allege against Nova and which arise out of any transaction predating Closing.

     10. Release by Nova. Except as provided in this Agreement, upon Closing, Nova, its officers, directors, employees, agents, attorneys, representatives, predecessors and successors (collectively, "Nova") releases and forever discharges Kane and his agents, attorneys, representatives, affiliates, predecessors and successors (collectively, "Kane") of and from all manner of actions, causes of action, suits, debts, covenants, accounts, damages, liabilities, losses, costs, expenses and claims of any nature, in law or equity, known or unknown, accrued or unaccrued, suspected or claimed, which Nova ever had, now has or hereafter may have or allege against Kane and which arise out of any transaction predating Closing.

     11. Mutual Non-disparagement. From and after the execution of this Agreement, neither Kane nor Purchasers shall, directly or indirectly, make any derogatory verbal or written statements about the other.


     12. Non-assistance by Kane. From and after the execution of this Agreement, Kane shall neither assist in any manner nor provide any information to any person who is asserting a claim or initiating any proceeding against Nova, its officers, directors, employees, attorneys, accountants, affiliates or representatives. Nothing in this Paragraph 12 shall prohibit or prevent Kane from complying with any order of a court, government agency, self-regulatory organization or similar entity or with a subpoena issued under the authority of any such tribunal.

     13. Mutual Indemnification. Kane and the Purchasers each agree to indemnify and hold the other and all pertinent affiliates, officers, directors, representatives, attorneys and successors harmless from any and all claims, liabilities, losses, damages, costs and expenses, including reasonable fees and disbursements of counsel, related to or arising, directly or indirectly, out of any failure or breach by any of them of any representation or warranty, covenant, obligation or undertaking made by any such party in this Agreement, or any other statement, certificate or other instrument delivered pursuant to this Agreement.

     14. Special Indemnification of Kane. Nova shall indemnify and hold Kane harmless from any and all claims, liabilities, losses, damages, costs and expenses, including reasonable fees and disbursements of counsel, related to or arising, directly or indirectly, out of Kane's sale of the Shares under this Agreement. The indemnification contained in this Paragraph shall apply only to those matters threatened in writing, asserted in writing or litigation commenced on or within two years after Closing.

     15. Arbitration. Any dispute arising out of this Agreement and the transactions contemplated hereby shall be resolved by binding arbitration, in the following manner:

          a. Any such party shall serve upon the other party(ies) a written notice of a demand to arbitrate. The notice shall specify with particularity the nature of the dispute, the provisions of this Agreement and law at issue and the proposed relief sought by such party(ies).

          b. Within fifteen (15) days of receipt of such notice, the opposing party(ies) may submit a response with equivalent specificity.

          c. Within thirty (30) days after service of such notice, the party seeking arbitration shall submit the dispute for binding arbitration to the American Arbitration Association pursuant to its commercial arbitration rules (except as otherwise provided in this Paragraph 15). The provisions of the Colorado Arbitration Act shall govern such proceedings.

          d. The arbitration shall be conducted by a single arbitrator in Denver, Colorado, unless the parties to the dispute agree to a different location. Within 10 days of the filing of the response to demand for arbitration, the parties shall make the Initial Disclosures required under Rule 26(a)(1) of the Federal Rules of Civil Procedure (1996). The parties shall further comply with the requirements for disclosure of expert testimony and pretrial (pre-arbitration) disclosures of Rules 26(a)(2) and (3) of the Federal Rules of Civil Procedure (1996). The arbitrator(s) may award appropriate sanctions for failure to comply with these requirements.


          e. The decision of the arbitrator with respect to any matter submitted to arbitration shall be final, enforceable, binding and unappealable to any court or tribunal with respect to all parties to this Agreement. Such decision shall be enforceable with the same force and effect as if issued by any court of competent jurisdiction.

          f. Fees and costs of the arbitration, including reasonable attorneys' fees, shall be awarded to the prevailing party. If there be no prevailing party, such fees and costs may be awarded in the discretion of the arbitrator who, in making such award, shall assess the relative good or bad faith of the parties throughout the dispute. All arbitration proceedings shall be conducted to expedite resolution and minimize cost.

          g. In the event that any party, acting through any officer, agent or recognized official, evidences an intention to commit an intentional act in violation of this Agreement for which injunctive or other equitable relief would be the only reasonable remedy, the other party may disregard the provisions of this Paragraph 15 and may file action in any court with jurisdiction in Colorado for purposes of enjoining such activity and to obtain specific performance of the terms of this Agreement. The parties agree that any final judgment by a court of competent jurisdiction, as permitted hereby, in any action or proceeding, may be enforced in any other state or federal court by suit on the judgment or in any other manner provided by law.

     16. Further Actions. Each of the parties to this Agreement shall execute and deliver such other agreements and documents and take all other actions as may be reasonably necessary to effectuate the intent of and the transactions contemplated by this Agreement.

     17. Materiality of Representations, Warranties and Covenants. The representations and warranties of the parties contained in Paragraphs 2 and 7 of this Agreement or otherwise made in writing shall be deemed material and, notwithstanding any investigation by any party, shall be deemed to have been relied on by the party in whose favor the representation or warranty was made.

     18. Survival of Representations, Warranties and Covenants. All of the covenants, agreements, promises, representations and warranties contained in this Agreement shall survive the execution, acknowledgment and delivery of this Agreement, the sale of the Shares by Kane to Purchasers and the other transactions contemplated by this Agreement.

     19. Notices. Any notices or other communication required to be permitted under this Agreement shall be sufficiently given if delivered in person, sent by overnight courier or by registered or certified mail, postage pre-paid, addressed as follows or by facsimile transmission to the numbers set forth below:

          If to Purchasers:

          Nova Natural Resources Corporation
          789 Sherman Street, Suite 550
          Denver, Colorado  80203
          Facsimile: 303-863-1969

          with a copy to:

          Neil E. Ayervais
          Lohf, Shaiman & Jacobs, P.C.
          950 South Cherry, Suite 900
          Denver, Colorado  80222
          Facsimile:  303-753-9997

          If to Kane:

          Thomas F. Kane
          13845 Rivoli Drive
          Palm Beach Gardens, Florida 33410

          or such other address as shall be furnished in writing by any such party. Such notice or communication shall have been deemed to have been given as of the date so transmitted.

     20. "Affiliate." As used in this Agreement, "affiliate" shall mean a person who controls, is controlled by or is in common control with another person. Direct or indirect ownership of more than a 30% voting interest shall constitute control for these purposes.

     21. Expenses. Each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement.

     22. Assigns. This Agreement and any rights and obligations hereunder may not be assigned in whole or part by any party, shall give no third party beneficiary rights to any person and shall be binding upon and inure to the benefit of the parties and their respective heirs and successors.

     23. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter of this Agreement and shall not be amended except by a written instrument signed by all of the parties to this Agreement.

     24. Construction. The language used in this Agreement will be deemed to be language chosen by all parties to express their intent, and no rule or strict construction will be applied to any party.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Colorado, including those governing arbitration.

     26. Severability. If any provision of this Agreement is challenged as invalid, illegal or unenforceable, the tribunal adjudicating such challenge shall

          (a) interpret such provision, in a manner consistent with the intent of the parties, so as to preserve the enforceability of such provision; or

          (b) if necessary and if such tribunal cannot preserve the enforceability of the challenged provision, interpret other provisions of this Agreement, in a manner consistent with the intent of the parties, so as to preserve the enforceability of the Agreement; and

          (c) in any case, hold valid, legal and enforceable the unchallenged provisions of this Agreement.

     27. Waiver. No waiver by any party of the right to enforce any obligation under this Agreement shall be effective unless contained in a writing signed by such party, and any waiver of rights shall not impair the future enforceability of the obligation then waived.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 5th day of February, 1997.


                               PURCHASERS:

                               NOVA NATURAL RESOURCES CORPORATION


                               By:  /s/ Brian B. Spillane
                                  Brian B. Spillane, President


                                    /s/ Brian B. Spillane
                                  Brian B. Spillane

                               SELLER:


                                    /s/ Thomas F. Kane
                                   Thomas F. Kane